CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 25, 2022, with respect to the consolidated financial statements included in the Annual Report of The L.S. Starrett Company on Form 10-K for the year ended June 30, 2022. We consent to the incorporation by reference of said report in the Registration Statements of The L.S. Starrett Company on Forms S-8 (File No. 333-261846, File No. 333-221598, File No. 333-104123).

/s/ GRANT THORNTON LLP

Boston, Massachusetts
August 25, 2022